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                                                                    Exhibit 23.3

                                                        1300 I Street, N.W.
                                                        Suite 470 East
                                                        Washington, D.C. 20005
                                                        Telephone (202) 737-7900
Breyer & Aguggia                                        Facsimile (202) 737-7979
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ATTORNEYS AT LAW




                                                    May 1, 1998


Board of Directors
PCB Holding Company
819 Main Street
Tell City, Indiana 47586

       RE:    PCB Holding Company
              Registration Statement on Form SB-2

To the Board of Directors:

     We hereby consent to the filing of the form of our federal tax opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus included therein under the headings "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Association" and "LEGAL AND TAX OPINIONS."

                                                     Sincerely,

                                                     /s/ Breyer & Aguggia

                                                     BREYER & AGUGGIA

Washington, D.C.